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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:    January 23, 2002
                   ----------------

United Community Financial Corp.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Ohio                            0-24399                         34-1856319
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer of
       incorporation     )         File Number)           Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                 44503-1203
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (330) 742-0500
                                                   -----------------------------


                     Not Applicable
--------------------------------------------------------------
(Former name or former address, if changes since last report.)


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                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE

                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                 EARNINGS FOR FOURTH QUARTER AND FULL YEAR 2001

ITEM 5: OTHER EVENTS

YOUNGSTOWN, Ohio (January 23, 2002) - United Community Financial Corp. (Nasdaq:
UCFC), holding company of The Home Savings and Loan Co. and Butler Wick Corp., today reported net income of $5.6 million, or $0.17 per diluted share, for the quarter ended December 31, 2001, compared to $2.5 million, or $0.08 per diluted share, for the fourth quarter of 2000. For the year ended December 31, 2001, net income was $15.7 million, or $0.48 per diluted share, compared with $11.6 million, or $0.35 per diluted share, for the year ended December 31, 2000.

"United Community had a great quarter and year primarily due to growth in the loan and deposit portfolios and the acquisition of Industrial Bancorp, which was immediately accretive to earnings," said Douglas M. McKay, chairman and chief executive officer of United Community. "The increase in loan originations has allowed United Community to become active in the secondary market, adding considerable gains from loan sales in the fourth quarter," McKay added.

"We made good progress on our strategic initiatives of growth, profitability and capital management during 2001," said McKay. "In line with our strategic objective of geographic expansion, we completed the acquisition of Industrial Bancorp in July, adding 12 new full-service branches to the system. We will add another four branches when we complete the previously announced acquisition of Potters Financial Corporation. In addition to adding locations, both Home Savings and Butler Wick introduced new products and services during the year. The success of all these initiatives is reflected in the substantial increases recorded in loans and deposits and the 35% increase in net income for the year."

FOURTH QUARTER RESULTS
United Community's net interest income for the three months ended December 31, 2001 increased $4.3 million over the same period in 2000, and noninterest income increased $5.4 million over the same quarter in the previous year. The increases were partially offset by a $3.0 million increase in noninterest expense and a $1.3 million increase in the provision for loan losses.


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The increase in net interest income is a result of higher interest income on loans resulting from increased loan volume in 2001 and the addition of Industrial's loan portfolio. This increase was partially offset by an increase in interest expense on deposits, which was primarily due to the addition of Industrial's deposits. The increase in noninterest income was primarily due to an increase in gains on loans sold, as United Community became active in the secondary market during 2001.

FULL YEAR RESULTS
Net interest income for the year ended December 31, 2001 increased $9.4 million and noninterest income increased $3.7 million. The increase in net interest income was primarily as a result of an increase in loan interest income of $30.1 million. This increase was partially offset by an increase of $12.6 million in interest expense on deposits, and decreases of $8.0 million in interest income on securities and $1.8 million in interest on margin accounts. The increase in noninterest income was primarily a result of a $5.5 million increase in gains on loans sold and a $2.2 million increase in service fees and other charges. These increases were partially offset by a $3.8 million decline in commissions earned and a $869,000 loss on securities, due to current market conditions.

Noninterest expense increased by $3.4 million due largely to a $1.6 million increase in equipment and data processing and a $1.7 million increase in the amortization of the core deposit intangible that was a result of the Industrial acquisition. These increases were offset by a $1.7 million decline in salary and employee benefits expenses and a decrease of $1.7 million in franchise taxes. The decline in salary and employee benefits expenses is primarily due to a decline in commission income and lower expenses related to the Butler Wick retention plan. Noninterest expense was also affected by a $2.9 million gain on postretirement benefits curtailment and a $1.0 million loss on pension termination, both of which were recognized in 2000.

FINANCIAL CONDITION
United Community's return on average assets and return on average equity improved to 0.97% and 6.03%, respectively, for the year ended December 30, 2001. This compares with returns on average assets and average equity of 0.92% and 4.47%, respectively, for the year ended December 31, 2000.

Total shareholders' equity decreased $19,000 from December 31, 2000, to December 31, 2001. The decrease was primarily due to the quarterly dividend payments and treasury stock purchases, offset by earnings for the year and an increase in other comprehensive income. Book value as of December 31, 2001 was $7.34 per share. As part of our capital management strategy, United Community acquired 1,604,126 shares of common stock for $11.0 million during the year ended December 31, 2001. The company has remaining authorization to repurchase 1,688,032 shares as of year-end 2001.

Total assets increased by $644.6 million, or 49.6%, to $1.945 million at December 31, 2001 compared with December 31, 2000. The increase was primarily a result of the Industrial acquisition . Cash and cash equivalents increased $159.9 million and loans and loans held for sale increased $525.6 million and $24.4 million, respectively. Increases in deposits of $483.0 million and other borrowed funds of $157.3 million and a reduction of $97.7 million in securities funded these increases.

Net loans increased $525.6 million, or 60.0%, from December 31, 2000 to December 31, 2001, of which $380.1 million is attributable to the purchase of Industrial. Home Savings had increases of $438.9 million in mortgage loans, $73.4 million in construction loans, $52.4 million in consumer loans



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and $4.6 million in commercial loans. Home Savings has become active in the secondary loan market during 2001, increasing net loans held for sale by $24.4 million compared to December 31, 2000.

Due to growth in the loan portfolio and an increase in nonperforming loans and delinquency rates, the allowance for loan losses increased $4.9 million, or 75.2%, to $11.5 million at December 31, 2001 compared to $6.6 million at December 31, 2000. About 57% of the increase was a result of the Industrial acquisition. Nonperforming assets increased $1.5 million to $11.6 million at December 31, 2001, primarily due to delinquent construction loans. The allowance for loan losses as a percentage of total loans increased to 0.80% at December 31, 2001 compared to 0.74% at December 31, 2000.

Deposits increased $483.0 million, or 53.6%, from December 31, 2000 to December 31, 2001, of which $313.6 million is attributable to the acquisition of Industrial. Increases in Home Savings' deposits are primarily due to a $292.7 million increase in certificates of deposit, a $130.6 million increase in checking accounts and a $57.9 million increase in savings accounts, largely as a result of Home Savings offering competitive interest rates and products. Other borrowed funds increased $157.3 million due primarily to $87.0 million borrowed from the Federal Home Loan Bank to fund the acquisition of Industrial Bancorp on July 1, 2001. Other borrowed funds were used primarily to fund loan growth.

"We will continue to pursue our three initiatives of growth, profitability and capital management in 2002," said McKay, "while we enhance the quality of service we provide our customers. Recent operational changes and our expanded array of banking products and services should provide the framework for another good year for United Community in 2002.

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 29 full service banking offices, including the former Industrial offices, located throughout Northeastern and Northcentral Ohio and 4 loan production offices in the Cleveland, Canton, Stow and Mentor areas. Butler Wick has 12 office locations providing full service retail brokerage, capital markets and trust services throughout Northern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfconline.com.
                                                             -------------------

                                       ###
     When used in this Form 8-K or in future filings by United Community with the SEC, in United Community's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in United Community's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Home Savings' market area, demand for investments in Butler Wick's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. United Community cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. United Community advises readers that the factors listed above could affect United Community's financial performance and could cause United Community's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     United Community does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNITED COMMUNITY FINANCIAL CORP.

                           By:  /s/  Patrick A. Kelly
                                ---------------------------
                                Patrick A. Kelly
                                Chief Financial Officer


Dated: January 23, 2002








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                        UNITED COMMUNITY FINANCIAL CORP.

                                                                                         As of                   As of
                                                                                   December 31, 2001       December 31, 2000
                                                                                   -----------------       -----------------
                                                                                    (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:

ASSETS
     Cash and cash equivalents                                                          $   205,884           $    45,972
     Mortgage-related securities                                                            145,867               199,415
     Marketable securities                                                                   61,131               105,254
     Federal Home Loan Bank stock                                                            18,760                13,793
     Loans held for sale                                                                     24,438                     -
     Loans                                                                                1,413,713               883,206
     Allowance for loan losses                                                              (11,480)               (6,553)
     Real estate owned                                                                          477                   359
     Goodwill                                                                                19,664                     -
     Core deposit intangible                                                                  6,312                     -
     Other assets                                                                            60,014                58,753
                                                                                 -------------------  --------------------
             Total assets                                                               $ 1,944,780           $ 1,300,199
                                                                                 ===================  ====================

LIABILITIES
     Deposits                                                                           $ 1,383,418           $   900,413
     Other borrowed funds                                                                   271,631               114,317
     Other liabilities                                                                       27,851                23,570
                                                                                 -------------------  --------------------
             Total liabilities                                                            1,682,900             1,038,300

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at December 31, 2001                                                                 -                     -
         Common stock-no par value; 499,000,000 shares authorized; 37,754,086
             and 37,800,497 issued, respectively                                            136,903               136,967
         Retained earnings                                                                  160,915               155,026
         Other comprehensive income (loss)                                                    1,402                   (98)
         Unearned compensation                                                              (22,988)              (26,674)
         Treasury stock, at cost; 2,086,500 and 483,500 shares, respectively                (14,352)               (3,322)
                                                                                 -------------------  --------------------
             Total shareholders' equity                                                     261,880               261,899
                                                                                 -------------------  --------------------
             Total liabilities and shareholders' equity                                 $ 1,944,780        $    1,300,199
                                                                                 ===================  ====================

     Book value per share                                                               $      7.34        $         7.02



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

                                                     Three Months Ended       Three Months Ended    Three Months Ended
                                                        December31,              September 30,          December31,
                                                            2001                     2001                  2000
                                                    ---------------------  ----------------------  -------------------
                                                                         (In thousands, except per share data)
SELECTED EARNINGS DATA (UNAUDITED):

     Interest income                                            $ 32,434                $ 32,872             $ 24,087
     Interest expense                                             16,303                  16,819               12,207
                                                    ---------------------  ----------------------  -------------------
     Net interest income                                          16,131                  16,053               11,880

     Provision for loan losses                                     1,450                     465                  150
     Noninterest income:
         Commissions                                               3,380                   3,019                3,645
         Service fees and other charges                            1,834                   2,156                1,563
         Underwriting and investment banking                         806                     127                  320
         Net gains (losses)
             Loans sold                                            5,111                     258                    -
             Securities                                              (13)                   (655)                 166
             Other                                                   (14)                     46                   (7)
         Other income                                                203                     285                  241
                                                    ---------------------  ----------------------  -------------------
             Total noninterest income                             11,307                   5,236                5,928

     Noninterest expense
         Salaries and employee benefits                           10,033                   8,097                8,611
         Occupancy                                                   679                     702                  553
         Equipment and data processing                             2,054                   1,930                1,585
         Other noninterest expense                                 4,093                   3,789                3,150
                                                    ---------------------  ----------------------  -------------------
             Total noninterest expense                            16,859                  14,518               13,899

     Income before taxes                                           9,129                   6,306                3,759
     Income taxes                                                  3,555                   2,341                1,306
                                                    ---------------------  ----------------------  -------------------
     Net income                                                 $  5,574                $  3,965             $  2,453
                                                    =====================  ======================  ===================


     Basic earnings per share                                   $   0.18                $   0.12             $   0.08
     Diluted earnings per share                                 $   0.17                $   0.12             $   0.08
     Dividends paid per share                                   $  0.075                $  0.075             $  0.075



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

                                                             Year Ended                  Year Ended
                                                             December 31,                December 31,
                                                                2001                        2000
                                                       -----------------------      ----------------------
                                                              (In thousands, except per share data)
SELECTED EARNINGS DATA:

     Interest income                                                $ 113,989                    $ 91,622
     Interest expense                                                  57,047                      44,104
                                                       -----------------------      ----------------------
     Net interest income                                               56,942                      47,518

     Provision for loan losses                                          2,495                         300
     Noninterest income:
         Commissions                                                   13,411                      17,176
         Service fees and other charges                                 7,757                       5,607
         Underwriting and investment banking                            1,316                         646
         Net gains (losses)
            Loans sold                                                  5,450                           -
            Securities                                                   (477)                        392
            Other                                                          37                          (2)
         Other income                                                     955                         935
                                                       -----------------------      ----------------------
            Total noninterest income                                   28,449                      24,754

     Noninterest expense
         Salaries and employee benefits                                34,528                      36,193
         Gain on postretirement curtailment                                 -                      (2,928)
         Loss on pension termination                                        -                       1,008
         Occupancy                                                      2,575                       2,093
         Equipment and data processing                                  7,378                       5,807
         Other noninterest expense                                     13,227                      12,134
                                                       -----------------------      ----------------------
            Total noninterest expense                                  57,708                      54,307

     Income before taxes                                               25,188                      17,665
     Income taxes                                                       9,509                       6,051
                                                       -----------------------      ----------------------
     Net income                                                     $  15,679                    $ 11,614
                                                       =======================      ======================

     Basic earnings per share                                       $    0.49                    $   0.35
     Diluted earnings per share                                     $    0.48                    $   0.35
     Dividends paid per share                                       $   0.300                    $  0.300





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

                                                              Three Months Ended        Three Months Ended      Three Months Ended
                                                                 December 31,             September 30,             June 30,
                                                                     2001                     2001                     2001
                                                             -----------------------   --------------------    --------------------
                                                                                      (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL CONDITION DATA (UNAUDITED):

     Net loans (including allowance for loan losses                     $ 1,391,902            $ 1,456,973             $   980,455
         of $11,480, $10,197 and $7,063, respectively)
     Loans held for sale                                                     51,524                  9,204                   4,540
     Mortgage-related securities                                            157,949                174,578                 191,580
     Marketable securities                                                   60,028                 64,282                  73,667
     Margin accounts                                                         21,203                 25,568                  26,902
     Other interest-earning assets                                          153,898                 68,144                  51,287
     Total interest-earning assets                                        1,836,504              1,798,749               1,328,431
     Total assets                                                         1,925,300              1,880,134               1,373,514
     Certificates of deposit                                                831,856                821,786                 579,160
     Interest-bearing checking, demand and savings accounts                 494,023                459,759                 351,587
     Other-interest bearing liabilities                                     272,071                276,963                 135,841
     Total interest-bearing liabilities                                   1,597,950              1,558,508               1,066,588
     Noninterest-bearing deposits                                            32,550                 29,670                  23,414
     Total noninterest-bearing liabilities                                   65,223                 62,920                  48,787
     Total liabilities                                                    1,695,723              1,621,428               1,115,375
     Shareholders' equity                                                   262,127                258,706                 258,139
     Common shares outstanding for basic EPS calculation                 31,788,375             31,920,741              31,824,605
     Common shares outstanding for diluted EPS calculation               31,912,640             32,196,557              32,048,424


SUPPLEMENTAL LOAN DATA:

     Loans originated                                                   $   212,200            $   175,659             $   225,778
     Loans purchased                                                          1,200                  1,227                     450
     Loans sold                                                             146,470                 13,044                   4,984
     Loan chargeoffs                                                            173                    132                      45
     Recoveries on loans                                                          6                      5                       5



                                                                      As of                   As of                    As of
                                                                   December 31,            September 30,              June 30,
                                                                       2001                    2001                     2001
                                                             -----------------------   --------------------    --------------------
SUPPLEMENTAL DATA:

     Nonaccrual loans                                                   $    10,889            $    12,979               $   6,313
     Restructured loans                                                       1,572                    185                     204
     Other real estate owned                                                    477                    410                     349
     Total nonperforming assets                                              12,938                 13,574                   6,865
     Loans serviced for others                                              178,932                  6,741                   4,653
     Number of full time equivalent employees                                   723                    716                     605
     Mortgage-related securities available for sale                          67,069                 79,496                  88,443
     Mortgage-related securities held to maturity                            78,798                 86,102                  93,712
     Marketable securities trading                                            8,352                  6,126                   6,763
     Marketable securities available for sale                                51,081                 54,232                  49,883
     Marketable securities held to maturity                                   1,698                    584                     985
     Federal home loan bank stock                                            18,760                 18,503                  14,293
     Fair value of held to maturity securities                               82,339                 89,238                  96,791


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                        $   168,233            $   160,917               $ 182,426
     Tangible capital ratio                                                    9.07                   8.90                   12.89
     Regulatory core capital                                                168,233                160,917                 182,426
     Core capital ratio                                                        9.07                   8.90                   12.89
     Regulatory total capital                                               178,196                169,805                 188,311
     Total risk adjusted assets                                           1,212,016              1,212,252                 877,490
     Total risk adjusted ratio                                                14.70                  14.01                   21.46
